Exhibit 99.1

AmTrust Announces Pricing of Private Offering of $250 Million Principal Amount of Senior Notes

NEW YORK, August 12, 2013 (GLOBE NEWSWIRE) — AmTrust Financial Services, Inc. (Nasdaq:AFSI) (the “Company”) today announced that it has agreed to sell $250 million aggregate principal amount of its 6.125% senior notes due 2023 (the “senior notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering is expected to close on August 15, 2013, subject to customary closing conditions.

The senior notes will be the senior, unsecured obligations of AmTrust and will bear interest at a rate of 6.125% per annum, payable semi-annually in arrears on August 15 and February 15 of each year, beginning on February 15, 2014. The senior notes will mature on August 15, 2023.

AmTrust estimates that the net proceeds it will receive from the offering will be approximately $247.3 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by AmTrust. AmTrust intends to use the net proceeds from the offering for general corporate purposes, which may include working capital, capital expenditures and/or strategic acquisitions.

The senior notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor will there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., headquartered in New York City, is a multinational insurance holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile and general liability; extended service and warranty coverage. For more information about AmTrust, call AmTrust toll-free at 866.203.3037.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our estimates of the fair value of our life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd., National General Holdings Corp., or third party agencies and warranty administrators, breaches in data security or other disruptions with our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statements except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q.

AFSI-F

CONTACT:	AmTrust Financial Services, Inc. Investor Relations Elizabeth Malone CFA beth.malone@amtrustgroup.com 646.458.7924 Hilly Gross hilly.gross@amtrustgroup.com 646.458.7925